Exhibit 10.2

AMENDMENT NO. 1

FS Credit Real Estate Income Trust, Inc.

Class I Restricted Stock Unit Agreement

This Amendment (“Amendment”) to the Class I Restricted Stock Unit Award Agreement (the “Agreement”), dated as of March 11, 2025, by and between FS Credit Real Estate Income Trust, Inc. (the “Company”) and FS Real Estate Advisor, LLC (the “Adviser”), shall be effective as of April 1, 2025 (the “Effective Date”). This Amendment applies to all unvested Class I RSUs granted to the Adviser that remain outstanding as of the Effective Date. Capitalized terms used but not defined herein have the meanings given to such terms in the Advisory Agreement or the Agreement, as applicable.

The Company and the Adviser desire to amend the Agreement as provided below. Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 2 of the Agreement shall be deleted in its entirety and replaced with the following:

“2.	Except as otherwise provided herein, Class I RSUs shall become issuable in the form of Class I Shares on the first calendar day of the month following the anniversary of the applicable Grant Date in each of 2026, 2027, 2028 and 2029, as a proportion of unvested Class I RSUs as of the Effective Date as provided in the below schedule (each, a “Vesting Date”):

Grant Year	2026	2027	2028	2029
2022	1/2	1/2	-	-
2023	1/3	1/3	1/3	-
2024	1/4	1/4	1/4	1/4

Notwithstanding the foregoing vesting schedule,

a.	100% of the Adviser’s Class I RSUs shall immediately vest upon the nonrenewal or termination of the Advisory Agreement pursuant to Section 12(b)(ii), Section 12(b)(iii) or Section 12(b)(iv) thereof; and
b.	100% of the Sub-Adviser’s Class I RSUs shall immediately vest upon the nonrenewal or termination of the Sub-Advisory Agreement pursuant to Section 9(b)(i), Section 9(b)(iii), Section 9(b)(iv), Section 9(b)(v) or Section 9(b)(vi) thereof.

Notwithstanding the forgoing vesting schedule, (i) 100% of the Adviser’s unvested Class I RSUs shall be automatically forfeited upon termination of the Advisory Agreement pursuant to Section 12(b)(i) thereof and (ii) 100% of the Sub-Adviser’s unvested Class I RSUs shall be automatically forfeited upon termination of the Sub-Advisory Agreement pursuant to Section 9(b)(ii) thereof. If either of the Adviser Entities resigns as the adviser or sub-adviser, respectively, of the Company, then any rights related to the Class I RSUs evidenced hereby as of the date of such resignation shall remain outstanding and Class I Shares issuable in respect thereof shall be issued upon the applicable Vesting Date.”

2.	The terms of the Agreement not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date above written.

FS REAL ESTATE ADVISOR, LLC

By:	/s/ Michael C. Forman
Name:	Michael C. Forman
Title:	Chief Executive Officer

FS CREDIT REAL ESTATE INCOME TRUST, INC.

By:	/s/ Michael C. Forman
Name:	Michael C. Forman
Title:	Chief Executive Officer

RIALTO CAPITAL MANAGEMENT, LLC

By:	/s/ Sorana Georgescu
Name:	Sorana Georgescu
Title:	Secretary